As filed with the Securities and Exchange Commission on April 23, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	38-1998421

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1717 Main Street, MC 6404
Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

COMERICA INCORPORATED
AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN, AS FURTHER AMENDED AND RESTATED

(Full title of the Plan)

Von E. Hays
Senior Executive Vice President, Chief Legal Officer and General Counsel
Comerica Incorporated
Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201

(Name and address of agent for service)

(833) 571-0486

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐
EXPLANATORY NOTE
This Registration Statement is solely for the registration of 2,065,000 additional shares of common stock, par value $5.00 per share ("Common Stock") of Comerica Incorporated ("Comerica" or the "Registrant") which may be issued under the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan, as Further Amended and Restated (the “Plan”). Therefore, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the Plan and/or shares carried over into the Plan (Registration Statement No. 333-255616 filed on April 29, 2021, Registration Statement No. 333-224490 filed on April 27, 2018; Registration Statement No. 333-188274 filed on May 1, 2013, as amended on April 27, 2018; and Registration Statement No. 333-167261 filed on June 2, 2010, as amended on April 27, 2018) are incorporated by reference into this Registration Statement on Form S-8 (the "Registration Statement"). The shares available under the Plan and registered on such earlier registration statements remain eligible for issuance.
On April 23, 2024, Comerica's shareholders approved an amendment to the Plan that increased the number of shares authorized for issuance under the Plan. This Registration Statement is being filed to register 2,065,000 new shares of Common Stock authorized for issuance pursuant to the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Comerica are incorporated in the Registration Statement by reference:
1.    Comerica's Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
2.    The portions of Comerica's Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 11, 2024;

3.    Comerica's Current Reports on Form 8-K filed with the Commission on January 30, 2024 and February 15, 2024; and
4.    The description of Comerica’s Common Stock contained in the Registration Statement on Form S-4/A filed on April 5, 2011 (Commission File Number 333-172211), as amended by Exhibit 4.2 to Comerica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any subsequently filed amendments and reports updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.
All documents subsequently filed by Comerica pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.
ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.
The validity of the securities has been passed upon by Von E. Hays, Senior Executive Vice President, Chief Legal Officer and General Counsel of Comerica. As of April 23, 2024, Mr. Hays beneficially owns or has the rights to acquire an aggregate of less than 1% of Comerica’s common stock. Mr. Hays is eligible for compensation as an employee of a Comerica affiliate and executive officer of Comerica as described from time to time in Comerica’s Commission disclosures, including eligibility for Plan awards.

ITEM 8.    EXHIBITS.

Item 601 Regulation S-K Exhibit Reference Number	Description of Document

4.1(a)	Restated Certificate of Incorporation of Comerica Incorporated (filed as Exhibit 3.2 to Registrant's Current Report on Form 8-K dated August 4, 2010, and incorporated herein by reference).

4.1(b)
Certificate of Amendment to Restated Certificate of Incorporation of Comerica Incorporated (filed as Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and incorporated herein by reference).

4.1(c)
Certificate of Designations of 5.625% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, dated May 26, 2020, of Comerica Incorporated (including the form of 5.625% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A Certificate of Comerica Incorporated attached as Exhibit A thereto) (filed as Exhibit 3.1 to Registrant's Current Report on Form 8-K dated May 26, 2020, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Comerica Incorporated (filed as Exhibit 3.3 to Registrant’s Current Report on Form 8-K dated November 3, 2020, and incorporated herein by reference).

4.3
Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan, as Further Amended and Restated (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule DEF14A, filed with the Commission on March 11, 2024, and incorporated herein by reference).

5.1*	Opinion and Consent of Von E. Hays as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Von E. Hays, legal counsel (contained in in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature pages hereto).

107.1*	Filing Fee Table

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 23, 2024.

COMERICA INCORPORATED

By:	/s/ Curtis C. Farmer
Curtis C. Farmer
Chairman, President and Chief Executive Officer

We, the undersigned directors and officers of Comerica Incorporated, do hereby constitute and appoint Von E. Hays and Nicole V. Gersch, and each of them severally, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of April 23, 2024:

Name	Position

/s/ Curtis C. Farmer	Chairman, President and Chief Executive Officer; Director (Principal Executive Officer)
Curtis C. Farmer

/s/ James J. Herzog	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
James J. Herzog

/s/ Mauricio A. Ortiz	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mauricio A. Ortiz

/s/ Arthur G. Angulo	Director
Arthur G. Angulo

/s/ Nancy Avila	Director
Nancy Avila

/s/ Roger A. Cregg	Director
Roger A. Cregg

/s/ M. Alan Gardner	Director
M. Alan Gardner

/s/ Derek J. Kerr	Director
Derek J. Kerr

/s/ Richard G. Lindner	Director
Richard G. Lindner

/s/ Jennifer H. Sampson	Director
Jennifer H. Sampson

/s/ Barbara R. Smith	Director
Barbara R. Smith

/s/ Robert S. Taubman	Director
Robert S. Taubman

/s/ Nina G. Vaca	Director
Nina G. Vaca

/s/ Michael G. Van de Ven	Director
Michael G. Van de Ven